Exhibit 99.1

AÉROPOSTALE ANNOUNCES EXECUTIVE CHANGES

Julian R. Geiger Announces Intention to Step Down from Chief Executive Officer Position
Around the End of this Fiscal Year; Mr. Geiger Will Continue to Serve as Chairman

Mindy C. Meads and Thomas P. Johnson to be Named Co-Chief Executive Officers

Michael J. Cunningham to be Named President

New York, New York – September 24, 2009 – Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that Julian R. Geiger has advised the company that, in accordance with the terms of his employment agreement, he expects to exercise the right of election granted to him, thereby ending his service as Chief Executive Officer at approximately the end of the company’s current fiscal year. Mr. Geiger has served as Aéropostale’s CEO since 1996.  Mr. Geiger will continue to serve as Chairman of the company’s Board of Directors.

As a result of Mr. Geiger’s announcement, Aéropostale’s Board of Directors has designated Mindy C. Meads and Thomas P. Johnson as Co-CEOs of the company commencing on the effective date of Mr. Geiger’s election.

The Board also designated effective on the same date, Michael J. Cunningham as President and Chief Financial Officer.

On behalf of the Board of Directors, Mr. Geiger said, “Part of Aéropostale’s unique culture is its emphasis on developing a group of tremendously talented and dedicated executives who will continue the outstanding performance that has characterized our past, while maintaining the core values that we believe make the company so special. We are therefore delighted by the promotions of Mindy, Tom, and Michael.”

Ms. Meads has served as President and Chief Merchandising Officer of Aéropostale since March 2007. Prior to that, Ms. Meads was President and Chief Executive Officer of Victoria’s Secret Direct, a division of Limited Brands, Inc. from August 2006 to January 2007. From 1998 to 2005, Ms. Meads served in various senior executive positions at Lands’ End, Inc. /Sears Holding, including President and Chief Executive Officer, Executive Vice President Sears Apparel and Executive Vice President Lands’ End Apparel and Sourcing. From 1996 to 1998, Ms. Meads was Senior Vice President Merchandising, Design, Planning and Allocation at Gymboree Corporation.

Mr. Johnson has served as Executive Vice President and Chief Operating Officer of Aéropostale since March 2004. From 2001 to 2004, Mr. Johnson was Senior Vice President and Director of Stores at Aéropostale. In 2000, Mr. Johnson was Director of Stores for David’s Bridal, Inc. From 1997 to 2000, he was Senior Vice President and Director of Stores for Brooks Brothers, Inc. Prior to that, Mr. Johnson held a wide variety of senior executive positions at Aéropostale.

Mr. Cunningham has served as Executive Vice President and Chief Financial Officer of Aéropostale since March 2004. From 2000 to 2004, he was Senior Vice President and Chief Financial Officer. From 1997 to 1999 Mr. Cunningham was Chairman and Co-Founder of Compass International Services Corporation. Prior to that, he held various senior executive positions at the American Express Company. Mr. Cunningham is a Certified Public Accountant.

About Aéropostale, Inc.
Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 7 to 12 year-old kids through its P.S. from Aéropostale™ stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale™ products can be purchased in P.S. from Aéropostale™ stores and online at www.ps4u.com. The Company currently operates 891 Aéropostale stores in 49 states and Puerto Rico, 39 Aéropostale stores in Canada and 9 P.S. from Aéropostale stores in 2 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS